Exhibit 10-V
DATED 27 February 2007
(1)	THE COMPANIES LISTED IN SCHEDULE 1

(2)	DANA MANUFACTURING GROUP PENSION SCHEME LIMITED

(3)	DANA UK PENSION SCHEME LIMITED

(4)	HOBOURN GROUP PENSION TRUST COMPANY LIMITED

(5)	Q. H. PENSION TRUSTEE LIMITED

AGREEMENT AS TO STRUCTURE
OF SETTLEMENT AND
ALLOCATION OF DEBT

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3
2.	CONDITIONS PRECEDENT	5
3.	PAYMENT OBLIGATION	5
4.	ALLOCATION OF PAYMENTS	5
5.	STRUCTURE OF THE HIVE DOWN AND CVA	6
6.	TRANSFER OF SHARES IN RETAINED BUSINESSES	7
7.	AGREEMENT TO VOTE IN FAVOUR OF THE CVA	8
8.	ESCROW	9
9.	RELEASE	9
10.	REPRESENTATIONS	9
11.	FURTHER ASSURANCE	10
12.	COSTS AND EXPENSES	10
13.	MISCELLANEOUS	10

THIS DEED is dated 27 February 2007 and made between:
(1)	THE COMPANIES LISTED IN SCHEDULE 1 HERETO being various of the UK incorporated subsidiaries of Dana Corporation (“Dana UK”);

(2)	DANA MANUFACTURING GROUP PENSION SCHEME LIMITED, a company incorporated under the laws of England and Wales (Company Number: 03912079) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 (the “Dana Manufacturing Group Pension Scheme”);

(3)	DANA UK PENSION SCHEME LIMITED, a company incorporated under the laws of England and Wales (Company Number: 03912064) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 2GW (the “Dana UK Pension Scheme”);

(4)	HOBOURN GROUP PENSION TRUST COMPANY LIMITED, a company incorporated under the laws of England and Wales (Company Number: 01749069) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 2GW (the “Hobourn Group Pension Scheme”); and

(5)	Q. H. PENSION TRUSTEE LIMITED, a company incorporated under the laws of England and Wales (Company Number: 01407197) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 2GW (the “QH Pension Plan”).
RECITALS:
(A)	Certain UK incorporated companies within Dana UK have liabilities due to the Dana UK Pension Scheme, the Dana Manufacturing Group Pension Scheme, the Hobourn Group Pension Scheme and the QH Pension Plan (together, the “Schemes”) which they cannot meet in full, and whose insolvency will result in the short term unless there is a compromise of those liabilities.

(B)	Further to discussions between Dana Group, the Pensions Regulator, the PPF and the Schemes, it has been agreed that the liabilities due to the Schemes will be compromised in full and final settlement of those liabilities by way of:
(i)	a transfer of all of the defined benefit pension liabilities of Dana UK except Dana UK 1 plc (as described in Schedule 1) to a newly incorporated company (the “Company” (as further defined below));

(ii)	entry by the QH Plan and Dana UK 1 plc into a withdrawal arrangement as more particularly described in Clause 5.1(F);

(iii)	a compromise of the defined benefit pension liabilities of the Company by virtue of a Company Voluntary Arrangement as defined by section 1 of the Act (the “CVA”), a draft of which is attached at Schedule 3 to this Deed;

(iv)	an issue of shares in the Retained Businesses to the Schemes; and

(v)	a hive down of the Retained Businesses to new companies (the “Hive Down”).
(C)	The arrangements contemplated herein including the Hive Down, and payment of monies and the issue of shares in the Retained Businesses to the Schemes will be conditional upon the receipt of Clearance from the Pensions Regulator (such Clearance has already been received) and upon receipt of satisfactory confirmation from the PPF that it will to the extent necessary vote in favour of the CVA.

(D)	It is anticipated that the Approval Date of the CVA will be on or around 11 April 2007.

(E)	The Parties enter into this Deed to confirm:
(i)	the total amount to be paid by the Company under the CVA in compromise of all of the liabilities due to each of the Schemes;

(ii)	the amount that each Scheme will receive under the CVA;

(iii)	the structure of the CVA;

(iv)	the Hive Down;

(v)	the mechanism to issue the shares in the Retained Businesses to the Schemes.
NOW THIS DEED SAYS as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Act” means the Insolvency Act 1986 (as amended)

“Agreed Sum” means the amount of £47,500,000

“Approval Date” means either:
(i)	the date being 28 days after which each of the reports required by section 4(6) of the Act have been made to Court in respect of the CVA, provided that no application has been filed at Court by that date under sections 4A or 6(3)(a) of the Act; or

(ii)	in the event an application to the Court whether pursuant to and in accordance with sections 4A and/or 6 of the Act or otherwise is made before the date specified in (i) above:
(A)	the date on which the Court makes a final order against which there is no right of appeal, the effect of which is that the Proposal shall become effective as the CVA; or

(B)	in the absence of such a final order, the earlier of:

(1)	the date of any dismissal or compromise of any such application which has the effect of allowing the Proposal to proceed to becoming effective as the CVA; and

(2)	the first Business Day following the expiry of the specific time limit for appeal from the determination by the Court allowing the Proposal to proceed to become effective as the CVA
“Clearance” means the Pension Regulator issuing the following notices to Dana UK or any associated or connected party (as defined in sections 435 and 249 of the Act) of Dana UK in relation to the transactions set out in or contemplated by this Deed:
(i)	that it would not be reasonable to impose any liability on the Dana Group under a contribution notice issued under Section 38; and

(ii)	that it would not be reasonable to impose the requirements of a financial support direction, in relation to the acts contemplated in this Deed, on the Dana Group
“Company” means Shelfco 1882 Limited, a company incorporated under the laws of England and Wales (Company Number 06057554) and having its registered office at 21 Tudor Street, London, EC4Y 0DJ

“Dana Group” means, except as specifically defined in relation to Clause 9 only, Dana Corporation, a corporation incorporated in Virginia, United States, with its principal executive offices located 4500 Dorr Street, Toledo, Ohio, United States and all or any of its direct or indirect subsidiaries or affiliates

“Escrow Agreement” means the agreement between (1) DSEL (2) the Trustees and (3) Denton Wilde Sapte LLP in terms attached at Schedule 2

“Party” means a party hereto, collectively, “Parties”

“Pensions Regulator” means the body established by Part 1 of the Pension Acts 2004 of Napier House, Trafalgar Place, Brighton, BN1 4DW

“Proposal” means the proposal for the CVA in terms materially similar to those contained in the draft attached at Schedule 3 to this Deed

“PPF” means the Pension Protection Fund, a body established by Part 2 of the Pensions Act 2004, of Knollys House, 17 Addiscombe Road, Croydon, Surrey, CR0 6SR

“PPF Side Letter” means the letter in agreed terms from the PPF to the Company dated on or around the date of this Deed

“Retained Businesses” means:
(i)	the undertaking and business of the manufacture of light axles carried out primarily at premises located at Unit C, Electra Park, Electric Avenue, Witton, Birmingham B6 7JJ (“Axle Business”); and

(ii)	the undertaking and business of the assembly of drive shafts carried out primarily at premises located at Magnolia House, Rutherford Drive, Park Farm South, Wellingborough NN8 6AQ (“Driveshaft Business”)
“Supervisors” means Neville Barry Kahn and Nicholas James Dargan both of Deloitte & Touche LLP, 1 Stonecutter Court, Stonecutter Street, London, EC4A 4TR in their intended capacity as joint Supervisors of the Company’s proposed CVA

“Trustees” means the trustees of each of Dana Manufacturing Group Pension Scheme Limited, Dana UK Pension Scheme Limited, Hobourn Group Pension Trust Company Limited and Q.H. Pension Trustee Limited, individually a “Trustee”.
1.2	Clauses

In this Deed any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Deed.

2.	CONDITIONS PRECEDENT

2.1	All obligations contained in this Deed are conditional upon:
(A)	Clearance being received; and

(B)	receipt of the PPF Side Letter.
2.2	All obligations contained in this Deed are conditional upon the Agreed Sum being received into an escrow account established under the Escrow Agreement.

3.	PAYMENT OBLIGATION

The Agreed Sum will be paid to the Schemes in the proportions set out in Clause 4.1 on the terms set out in the Escrow Agreement on the earlier of:
(A)	5 working days after the Approval Date or

(B)	30 April 2007
4.	ALLOCATION OF PAYMENTS

4.1	The Trustees of the Schemes will each receive the following amounts:
(A)	the Dana Manufacturing Group Pension Scheme shall receive £7,515,191;

(B)	the Dana UK Pension Scheme shall receive £21,019,050;

(C)	the Hobourn Group Pension Scheme shall receive £2,231,072; and

(D)	the QH Pension Plan shall receive £16,734,687.
4.2	The Schemes shall bear their own costs and expenses (including, but not limited to, legal and financial advisers’ fees) incurred in connection with the compromise to be effected and shall have no claim against the Dana Group in respect of any costs and expenses.

5.	STRUCTURE OF THE CVA

5.1	The Parties agree that the CVA will be structured such that:
(A)	the Company is part of the Dana Group and the Trustees and principal employer of each Scheme enter into a deed to substitute the Company as principal employer and to admit it as a participating employer;

(B)	employees of the Company may be admitted to all Schemes concurrently and accrue benefits on a daily rather than a monthly basis and the terms of each Scheme shall be amended as necessary;

(C)	the contract of employment of one consenting, active employee is transferred to the Company, including his rights to participate in each of the four Schemes concurrently;

(D)	save as provided in Clause (F), the Trustees and principal employer of each Scheme enter into a deed of amendment to:
(1)	allocate the liability under section 75 or 75A of the Pensions Act 1995 to that Scheme between the existing participating employers and the Company, such that the existing participating employers are liable only for a nominal sum of £1 each (the “Nominal Sum”); and

(2)	ensure (if necessary) that there is no partial winding up of any of the Schemes on an employer cessation event and (if necessary) to amend the rules (on and from the date the deed of amendment is entered into) so that there is no requirement to segregate on an employment cessation event;
(E)	each of the participating employers (other than the Company) will give notice under the appropriate Scheme rules to terminate its participation in each Scheme in which it is a participating employer and the Trustees shall accept such notice where upon an employment cessation event will occur (and it is noted that the obligations under this Clause may be captured in a deed of cessation);

(F)	the QH Pension Plan, Dana UK 1 plc and the Company will agree and enter into a withdrawal arrangement (as defined in paragraph 1 of Schedule 1A of the Occupational Pension Schemes (Employer Debt) Regulations 2005) in relation to the debt that they will agree has arisen in relation to Dana UK 1 plc’s participation in the QH Pension Plan, by which £1 of the liability is allocated to Dana UK 1 plc and the remainder shall be guaranteed by the Company. Such agreement shall be submitted to the Regulator for approval and no objections thereto shall be raised by any party hereto;

(G)	the Nominal Sum is then demanded and paid, and each of the Trustees will:
(1)	confirm no cessation expenses are payable in respect of the relevant Scheme; and

(2)	issue a discharge in respect of the past, present and future liabilities to the relevant Scheme of each participating employer (other than the Company), with the intention of leaving the Company as the only employer under each of the Schemes and thus liable for the balance of the debt owed to the Schemes;
(H)	the Company will (where necessary) give notice under the appropriate Scheme rules to terminate its participation in each Scheme in which it is a participating employer and the Trustees shall accept such notice and accordingly an employment cessation event shall occur and the employee referred to in sub-Clause (C) above shall be entitled only to those benefits which are available to employees with less than 3 months pensionable service;

(I)	the Trustees (where necessary) will give notice to wind up each of the Schemes;

(J)	the balance of the liability under sections 75 and 75A of the Pensions Act 1995 to the Schemes is demanded from the Company as sole employer which it is unable to pay;

(K)	the directors of the Company propose a CVA to compromise the liability to each Scheme; and

(L)	the Company then implements the CVA compromising the liability, in respect of which the Agreed Sum will be paid in accordance with this Deed.
5.2	The Trustees agree to enter into such agreements and make such demands as are necessary to enable the Company to enter into the CVA.

5.3	Dana UK agrees to:
(A)	find and transfer a consenting, eligible employee to the Company; and

(B)	enter into such agreements and take all steps as may be reasonably required to propose and obtain the approval of the CVA.
6.	TRANSFER OF SHARES IN RETAINED BUSINESSES

6.1	DSEL (as defined in Schedule 1) agrees to issue to the Schemes and the Schemes agree to subscribe for, pursuant to the Shareholders’ Agreements (as defined below), shares in the companies that will hold or operate the Retained Businesses in accordance with the following mechanism.
(A)	DSEL has incorporated three new companies: New HoldCo, AxleCo and DriveshaftCo (each as defined in Schedule 1).

(B)	DSEL and each of the Schemes will subscribe for, and New HoldCo will issue, 989 10p shares in the following amounts:
(1)	809 shares to DSEL;

(2)	29 shares to the Dana Manufacturing Group Pension Scheme;

(3)	80 shares to the Dana UK Pension Scheme;

(4)	8 shares to the Hobourn Group Pension Scheme; and

(5)	63 shares to the QH Pension Plan.
(C)	DSEL and each of the Schemes will subscribe for, and AxleCo and DriveshaftCo will each issue, 989 10p shares in the following amounts:
(1)	806 shares to DSEL;

(2)	29 shares to the Dana Manufacturing Group Pension Scheme;

(3)	81 shares to the Dana UK Pension Scheme;

(4)	9 shares to the Hobourn Group Pension Scheme; and

(5)	64 shares to the QH Pension Plan.
(D)	DSEL will transfer the Axle Business to AxleCo and the Driveshaft Business to DriveshaftCo in consideration for the issue of one new ordinary share each to DSEL; and

(E)	DSEL will exchange its shares in AxleCo and DriveshaftCo for one share in New HoldCo. As a result, the Schemes will between them have 33.01% of the equity interest in both AxleCo and DriveshaftCo.
6.2	The parties who will be the shareholders of each of New Holdco, AxleCo and DriveshaftCo following completion of the subscriptions referred to in Clause 6.1 shall enter into the form of a shareholders agreement attached at Schedule 4 to this Deed in respect of each of New Holdco, AxleCo and DriveshaftCo respectively (each a “Shareholders Agreement”), on the date on which the subscription shall take place.

7.	AGREEMENT TO VOTE IN FAVOUR OF THE CVA

7.1	The PPF has signed a side letter confirming that it will exercise the votes of the Schemes in favour of the CVA with terms substantially similar to those contained in the draft attached at Schedule 3 to this Deed.

7.2	The Member (as defined in Schedule 1) agrees and, to the extent necessary, the Trustees of each of the Schemes agree to vote in favour of the CVA in terms substantially similar to those contained in the draft attached at Schedule 3 to this Deed subject to the right of the PPF to exercise the votes of each of the Schemes as creditors under the CVA if the PPF obtains such rights in accordance with section 137 of the Pensions Act 2004.

7.3	Dana UK agrees to procure that any Dana UK company entitled to vote in the CVA, votes in favour of the CVA.

7.4	Subject to the Schemes having used reasonable endeavours to confirm that there is such a company, Dana UK agrees to wind up any company (other than those set out in Schedule 1) which is a member of the Dana Group and is found to be a participating employer in relation to any of the Schemes for the purposes of the PPF entry rules.

7.5	Dana UK agrees to pay all costs and expenses of the Company and its advisers incurred in proposing the CVA and all costs and expenses of the nominee and supervisor of the CVA.

8.	ESCROW

The Company will as a precondition of the deed of amendment referred to in Clause 5.1(D) above procure that the Agreed Sum is paid into the client account of Denton Wilde Sapte LLP, to be held and applied upon the terms agreed in the Escrow Agreement.

9.	RELEASE

9.1	Subject to Clause 9.3, each of the Schemes agrees that, receipt by it, whether under the CVA or otherwise, of the amount due to be paid to such Scheme under Clause 4.1 and the issue of the shares in the Retained Businesses in the amounts set out in Clause 6 shall be in full and final settlement of all and any claims and entitlements (whether past, present or future, actual, prospective or contingent, direct or indirect) which such Scheme had, has or may have against the Dana Group, whether arising in contract, tort, equity, under statute or howsoever and the Dana Group will have no ongoing liabilities of any kind to that Scheme (apart from any claims which any of the Schemes or their successors may have by virtue of their ownership of the shares in the Retained Businesses).

9.2	Subject to Clause 9.3, each of the Schemes agrees that, receipt by it, whether under the CVA or otherwise, of the amount due to be paid to such Scheme under Clause 4.1 and the issue to such Scheme of the shares in the Retained Businesses in the amounts set out in Clause 6, the Dana Group shall be forever discharged and released from all and any claims and entitlements (whether past, present or future, actual, prospective or contingent, direct or indirect) which such Scheme had, has or may have against the Dana Group, whether arising in contract, tort, equity, under statute or howsoever, (apart from any claims which any of the Schemes or their successors may have by virtue of their ownership of the shares in the Retained Businesses), and such discharge and release shall be automatic and irrevocable.

9.3	For the purposes of this Clause 9 only, “Dana Group” does not include the Company.

10.	REPRESENTATIONS

Each Party makes the following representations on the date hereof:

10.1	Status

It is an entity duly organised under the laws of its jurisdiction of incorporation and has and will have the necessary power to enable it to enter into and perform its obligations under this Deed.

10.2	Binding Obligations

This Deed constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms of this Deed.

10.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:
(A)	any law or regulation applicable to it;

(B)	its constitutional documents; or

(C)	any agreement or instrument binding upon it or any of its assets.
10.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated herein.
10.5	Validity and admissibility in evidence

All authorisations and other actions, conditions and things required to be taken, fulfilled and done in order:
(A)	to enable it lawfully to enter into, exercise its rights and comply with its obligations herein; and

(B)	to make this Deed admissible in evidence in the courts of England have been obtained or effected and are in full force and effect.
11.	FURTHER ASSURANCE

11.1	Subject to documentation, each Party shall at its own expense, do all such acts and things as are necessary or desirable to give effect to the terms of this Deed

11.2	Dana UK agrees that a group company of Dana UK, other than NewHoldco, AxleCo and DriveShaftCo, shall accept responsibility for any tax liability which arises by reason of or in connection with the Hive Down.

12.	COSTS AND EXPENSES

Each Party shall be responsible for its own costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation, printing and execution of this Deed and any other documents referred to in this Deed. For the avoidance of doubt, the reasonable costs of the PPF shall be borne by Dana UK.

13.	MISCELLANEOUS

13.1	Counterparts

This Deed may be signed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

13.2	Waiver

No failure to exercise, and no delay in exercising, any right or remedy under this Deed will operate as waiver of that right or remedy nor will any single or partial exercise of any right or remedy preclude any other of further exercise of that right or remedy or the exercise of any other right or remedy.

13.3	Confidentiality

Each Party will keep confidential the terms of this Deed save as to:
(A)	Dana Group in relation to any information (1) which Dana Group is required to disclose for the purposes of obtaining Clearance from the Pensions Regulator, completing the Hive Down, entering into the CVA, by applicable law or by an order of a court of competent jurisdiction, or (2) that is reasonably required to be communicated to the employees of Dana UK (a copy of such information to be sent to the Schemes as soon as reasonably possible after its dissemination);

(B)	the Schemes in relation to any information which is permitted or reasonably required to be communicated to the members of the Schemes, such information to be notified in writing in advance to Dana UK;

(C)	any information a Party is required to disclose by applicable law or an order of a court of competent jurisdiction but then only to the extent of such required disclosure. In such an event, such Party shall inform Dana UK promptly in writing (at the addresses listed in Schedule 1) of the nature and extent of the disclosure.
13.4	Third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

13.5	Jurisdiction

This Deed shall be governed by and construed in accordance with English Law. The Courts of England and Wales shall have exclusive jurisdiction in relation to this Deed.
AS WITNESS WHEREOF this Deed has been executed as a deed by the Parties hereto and is intended to be delivered and is hereby delivered as a deed on the date specified above.

Executed as a Deed	)
by DANA AUTOMOTIVE LIMITED	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by DANA SPICER EUROPE	)
LIMITED acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by DANA SPICER LIMITED	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by DANA UK 1 PLC	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by ECHLIN EUROPE LIMITED	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by SHELFCO 1882 LIMITED	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by DANA UK AUTOMOTIVE	)
SYSTEMS LIMITED	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by DANA UK AXLE LIMITED	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by DANA UK DRIVESHAFT LIMITED	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

Executed as a Deed	)
by DANA UK PENSION	)
SCHEME LIMITED	)
acting by	)

/s/ Colin Parker

/s/ Alfons Sandoz

Executed as a Deed	)
by DANA MANUFACTURING	)
GROUP PENSION	)
SCHEME LIMITED	)
acting by	)

/s/ Robin Burkett	Trustee Director

/s/ S. P. Harrison

Executed as a Deed	)
by HOBOURN GROUP PENSION	)
TRUST COMPANY LIMITED	)
acting by	)

/s/ M. A. Ashworth

/s/ S. P. Harrison

Executed as a Deed	)
by Q. H. PENSION	)
TRUSTEE LIMITED	)
acting by	)

/s/ M. Robbins

/s/ C. Jones

Executed as a Deed	)
by WHITELEY RISHWORTH	)
LIMITED	)
acting by	)

/s/ E. A. Johnson

/s/ J. M. Clarke

SCHEDULE 1
Dana UK
DANA AUTOMOTIVE LIMITED a company incorporated under the laws of England and Wales (Company Number: 02295800) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 2GW;
DANA SPICER EUROPE LIMITED a company incorporated under the laws of England and Wales (Company Number: 00467474) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 2GW (“DSEL”);
DANA SPICER LIMITED a company incorporated under the laws of England and Wales (Company Number: 03672923) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 2GW;
DANA UK 1 PLC a company incorporated under the laws of England and Wales (Company Number: 00455464) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 2GW; and
ECHLIN EUROPE LTD, a company incorporated under the laws of England and Wales (Company Number: 01998884) and having its registered offices at the offices of Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, CV23 2GW
SHELFCO 1882 LIMITED, a company incorporated under the laws of England and Wales (Company Number 06057554) and having its registered office at 21 Tudor Street, London, EC4Y 0DJ
DANA UK AUTOMOTIVE SYSTEMS LIMITED, a company incorporated under the laws of England and Wales (Company Number 6088804) and having its registered office at 21 Tudor Street, London, EC4Y 0DJ (“New HoldCo”);
DANA UK AXLE LIMITED, a company incorporated under the laws of England and Wales (Company Number 6088792) and having its registered office at 21 Tudor Street, London, EC4Y 0DJ (“AxleCo”);
DANA UK DRIVESHAFT LIMITED, a company incorporated under the laws of England and Wales (Company Number 6088797) and having its registered office at 21 Tudor Street, London, EC4Y 0DJ (“DriveShaftCo”)
WHITELEY RISHWORTH LIMITED, a company incorporated under the laws of England and Wales (Company Number 02295731) and having its registered office at Newsome Vaughan, Greyfriars House, Greyfriars Lane, Coventry, West Midlands CV1 2GW (the “Member”)

SCHEDULES 2-4
[Omitted]